Exhibit 99.1

Paltalk, Inc. Reports 12% Revenue Growth to $3.0 Million in Second Quarter 2023

Reports Significant Improvements in Net Income and Adjusted EBITDA

Jericho, NY – August 8, 2023 (GLOBE NEWSWIRE) -- via NewMediaWire -- Paltalk, Inc. (“Paltalk,” the “Company,” “we,” “our” or “us”) (Nasdaq: PALT), a communications software innovator that powers multimedia social applications, today announced financial and operational results for the second quarter ended June 30, 2023.

Key Financial Highlights for Second Quarter Ended June 30, 2023 Compared to Prior Year Period

●	Revenue increased 12% to $3.0 million

●	Subscription revenue increased over 12% to $2.9 million

●	Advertising revenue decreased 15% to $0.1 million

●	Net income was $0.1 million compared to a net loss of $1.1 million, a change of 112%

●	Adjusted EBITDA loss was $14,945 compared to Adjusted EBITDA loss of $0.9 million

Key Financial Highlights for Six Months Ended June 30, 2023 Compared to Prior Year Period

●	Revenue decreased slightly by 1% to $5.5 million

●	Subscription revenue remained relatively unchanged at $5.4 million

●	Advertising revenue decreased over 20% to $129,360

●	Net loss decreased almost 68% to $0.6 million compared to a net loss of $1.9 million

●	Adjusted EBITDA loss decreased over 50% to $0.7 million compared to Adjusted EBITDA loss of $1.4 million

●	Deferred revenue increased 18% to $2.2 million as of June 30, 2023

●	The Company had $13.7 million in cash and no long-term debt on its balance sheet as of June 30, 2023

Near Term Business Objectives

●	Leveraging our recently completed integration of the ManyCam product into our Paltalk product through upselling initiatives

●	Further optimizing marketing spend to effectively realize a positive return on our investment

●	Developing a user-friendly version of ManyCam that will be optimized for both consumer and enterprise applications

●	Continuing to implement several enhancements to our live video chat applications as well as the integration of card and board games and other features focused on retention and monetization, which collectively are intended to increase user engagement and revenue opportunities

●	Continuing to explore strategic opportunities, including, but not limited to, potential mergers or acquisitions of other assets or entities that are synergistic to our businesses

●	Continuing to develop our consumer application platform strategy by seeking potential partnerships with large third-party communities to whom we could promote a co-branded version of our video chat products and potentially share in the incremental revenues generated by these partner communities

●	Continuing to defend our intellectual property

Management Commentary

Jason Katz, Chairman and CEO of Paltalk, commented, “We are very pleased with our return to revenue growth and profitability in the second quarter. All of our attention and efforts to optimize our platforms and streamline our costs have paid off and improved our foundation. Our infrastructure is capable of supporting additional business, so if we continue to expand revenue, we are confident that it would result in increased profitability. We believe that this business scalability, along with the $13.7 million in cash on our balance sheet at quarter’s end, puts us in an excellent position.”

Katz concluded, “We have already met one of our key objectives for 2023 with our return to increased revenue. Additionally, as we surpassed the one-year anniversary of our asset acquisition of ManyCam, and with the successful integration of ManyCam into Paltalk and our team’s effort in developing a new and easier version, we expect the one-year annual auto renewals of existing ManyCam subscriptions to help contribute to growth in subscription revenue in future periods. While our trial against Cisco was pushed back to an expected trial date late in the fourth quarter of 2023, the Court recently denied Cisco’s motion for summary judgement, and we look forward to continuing to defend our intellectual property.”

Patent Litigation

On July 23, 2021, a wholly owned subsidiary of the Company, Paltalk Holdings, Inc., filed a patent infringement lawsuit against WebEx Communications, Inc., Cisco WebEx LLC, and Cisco Systems, Inc. (collectively, “Cisco”), in the U.S. District Court for the Western District of Texas (the “Court”). The Company alleges that certain of Cisco’s products have infringed U.S. Patent No. 6,683,858, and that the Company is entitled to damages.

A Markman hearing took place on February 24, 2022. On September 7, 2022, the United States Patent Office issued a reexamination of U.S. Patent No. 6,683,858, and on January 19, 2023, the Examiner issued an Ex Parte Reexamination Certificate, ending the reexamination and confirming the patentability of claims 1-10 of U.S. Patent No. 6,683,858. On June 29, 2023, the Court held a pretrial conference with the parties and denied Cisco’s motion for summary judgement. The trial is expected to be scheduled for late in the fourth quarter of this year.

Financial Results for Three Months Ended June 30, 2023

●	Revenue for the three months ended June 30, 2023 increased by 11.8% to $3.0 million, compared to $2.6 million for the three months ended June 30, 2022. The increase in revenue was primarily attributed to an increase in virtual goods revenue and new subscribers as well as a full year of sales from ManyCam. These increases were partially offset by a decrease in advertising revenue of 15.2%;

●	Loss from operations for the three months ended June 30, 2023 decreased by 74.4%, or $0.8 million, to a loss of $0.3 million, compared to a loss of $1.1 million for the three months ended June 30, 2022. The decrease in loss from operations was attributed to increased revenue for the three months ended June 30, 2023;

●	Net income for the three months ended June 30, 2023 increased 112.0% to $0.1 million, compared to a net loss of $1.1 million the three months ended June 30, 2022. The increase in net income was due to the increase in subscription revenue, the reduction of operating expenses, and $0.3 million of other income recognized in connection with the Company’s recording of a refundable employee retention tax credit; and

●	Adjusted EBITDA loss for the three months ended June 30, 2023 decreased by 98.4%, to an Adjusted EBITDA loss of $14,945, compared to Adjusted EBITDA loss of $0.9 million for the three months ended June 30, 2022.

Financial Results for Six Months Ended June 30, 2023

●	Revenue for the six months ended June 30, 2023 decreased by 0.9% to $5.5 million, compared to $5.6 million for the six months ended June 30, 2022. The decline in revenue was attributed to a slight decrease in subscription revenue;

●	Loss from operations for the six months ended June 30, 2023 decreased by 34.0%, or $0.6 million, to a loss of $1.2 million, compared to a loss of $1.8 million for the six months ended June 30, 2022. The decrease in loss from operations was primarily attributable to reduced operating expenses in connection with the implementation of operating efficiencies;

●	Net loss for the six months ended June 30, 2023 decreased by 67.7%, or $1.3 million, to $0.6 million, compared to a net loss of $1.9 million for the six months ended June 30, 2022. The decrease in net loss was attributed to decreases in operating expenses as well as an increase in other income in connection with the Company’s recording of a refundable employee retention tax credit;

●	Adjusted EBITDA loss for the six months ended June 30, 2023 decreased by 52.4%, or $0.7 million, to an Adjusted EBITDA loss of $0.7 million, compared to Adjusted EBITDA loss of $1.4 million for the six months ended June 30, 2022;

●	Cash and cash equivalents totaled $13.7 million at June 30, 2023, a decrease of $1.0 million compared to $14.7 million at December 31, 2022; and

●	The Company had no long-term debt on its balance sheet at June 30, 2023.

Key Financial and Operating Metrics from Operations:

(in thousands, except for percentages)

	Three Months Ended
	June 30, (unaudited)		Change
	2023	2022	$	%
Subscription revenue	$2,885	$2,561	$324	12.7%
Advertising revenue	$71	$84	$(13)	(15.2)%
Total revenues	$2,956	$2,644	$312	11.8%
Loss from operations	$(278)	$(1,084)	$806	(74.4)%
Net income (loss)	$136	$(1,129)	$1,264	112.0%
Net cash used in operating activities	$(194)	$(411)	$217	(52.8)%
Adjusted EBITDA (a non-GAAP measure)	$(15)	$(909)	$894	98.4%

	Six Months Ended
	June 30,		Change
	2023	2022	$	%
Subscription revenue	$5,391	$5,407	$(16)	(0.2)%
Advertising revenue	$129	$164	$(35)	(21.3)%
Total revenues	$5,520	$5,571	$(51)	(0.9)%
Loss from operations	$(1,187)	$(1,797)	$594	(34.0)%
Net loss	$(603)	$(1,868)	$1,350	(67.7)%
Net cash used in operating activities	$(997)	$(1,644)	$562	(34.2)%
Adjusted EBITDA (a non-GAAP measure)	$(663)	$(1,393)	$730	52.4%

ABOUT PALTALK, INC. (Nasdaq: PALT)

Paltalk, Inc. is a communications software innovator that powers multimedia social applications. Our product portfolio includes Paltalk and Camfrog, which together host a large collection of video-based communities. Our other products include ManyCam, Tinychat and Vumber. The Company has an over 20-year history of technology innovation and holds 10 patents. For more information, please visit: http://www.paltalk.com.

To be added to our news distribution list, please visit: http://www.paltalk.com/investor-alerts/.

FORWARD-LOOKING STATEMENTS:

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words.  Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, any economic recession and the overall inflationary environment on our results of operations and our business; our ability to effectively market and generate revenue from our applications; our ability to generate and maintain active users and to effectively monetize our user base; our ability to improve, market and promote the ManyCam software; the Company’s ability to retain the listing of its common stock on The Nasdaq Capital Market; our ability to release new applications or improve upon or add features to existing applications on schedule or at all; risks and uncertainties related to our increasing focus on the use of new and novel technologies to enhance our applications, and our ability to timely complete development of applications using new technologies; our ability to effectively compete with existing competitors and new market entrants; our ability to effectively secure new software development and licensing customers; our ability to protect our intellectual property rights; the use of the internet and privacy and protection of user data; our ability to consummate favorable acquisitions and effectively integrate any companies or properties that we acquire; and our ability to manage our partnerships and strategic alliances. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

Investor Contacts:

IR@paltalk.com

ClearThink

nyc@clearthink.capital

917-658-7878

PALTALK, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended		Six Months Ended
	June 30, (Unaudited)		June 30, (Unaudited)
	2023	2022	2023	2022
Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$135,629	$(1,128,706)	$(602,669)	$(1,867,651)
Interest (income) expense, net	(171,341)	1,595	(292,508)	3,457
Other (income) expense	(343,045)	38,772	(343,045)	46,658
Income tax expense	101,059	4,753	51,505	20,784
Impairment loss on digital tokens	--	7,262		7,262
Depreciation and amortization expense	205,583	108,176	411,167	184,440
Stock-based compensation expense	57,170	59,149	112,311	211,620
Reported Adjusted EBITDA	$(14,945)	$(908,999)	$(663,239)	$(1,393,430)

Non-GAAP Financial Measures and Key Metrics

The Company has provided in this release Adjusted EBITDA, a non-GAAP financial measure, to supplement the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Adjusted EBITDA is defined as net income (loss) adjusted to exclude interest (income) expense, net, other (income) expense, income taxes (benefit) expense, impairment loss on digital tokens, depreciation and amortization expense, and stock-based compensation expense.

Management uses Adjusted EBITDA internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to Adjusted EBITDA in assessing its performance and when planning, forecasting and analyzing future periods. The Company believes Adjusted EBITDA is useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA does not reflect, among other things: interest (income) expense, net, income tax (benefit) expense, depreciation and amortization expense, other (income) expense, net, and stock-based compensation. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA along with other financial performance measures, including total revenues, subscription revenue, deferred revenue, net income (loss), cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

PALTALK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2023	2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$13,650,942	$14,739,933
Accounts receivable, net of allowances of $3,648 as of June 30, 2023 and December 31, 2022	126,654	122,297
Employee retention tax credit receivable, net	246,629	-
Prepaid expense and other current assets	789,099	543,199
Total current assets	14,813,324	15,405,429
Operating lease right-of-use asset	118,330	159,181
Goodwill	6,326,250	6,326,250
Intangible assets, net	3,115,644	3,526,811
Other assets	13,937	13,937
Total assets	$24,387,485	$25,431,608

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$679,082	$1,013,637
Accrued expenses and other current liabilities	211,225	225,193
Operating lease liabilities, current portion	83,367	82,176
Contingent consideration	-	85,000
Deferred subscription revenue	2,169,454	2,257,452
Total current liabilities	3,143,128	3,663,458
Operating lease liabilities, non-current portion	34,963	77,005
Deferred tax liability	732,723	716,903
Total liabilities	3,910,814	4,457,366
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized, 9,864,120 shares issued and 9,222,157 and 9,227,349 shares outstanding as of June 30, 2023 and December 31, 2022, respectively	9,864	9,864
Treasury stock, 641,963 and 636,771 shares repurchased as of June 30, 2023 and December 31, 2022, respectively	(1,199,337)	(1,192,124)
Additional paid-in capital	36,086,046	35,973,735
Accumulated deficit	(14,419,902)	(13,817,233)
Total stockholders’ equity	20,476,671	20,974,242
Total liabilities and stockholders’ equity	$24,387,485	$25,431,608

PALTALK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
Subscription revenue	$2,884,989	$2,560,706	$5,390,659	$5,407,045
Advertising revenue	71,013	83,762	129,360	164,124
Total revenues	2,956,002	2,644,468	5,520,019	5,571,169
Costs and expenses:
Cost of revenue	774,028	661,548	1,576,503	1,313,644
Sales and marketing expense	220,512	484,133	475,380	895,615
Product development expense	1,163,640	1,521,764	2,412,222	3,051,905
General and administrative expense	1,075,520	1,053,347	2,242,631	2,099,495
Impairment loss on digital tokens	--	7,262	--	7,262
Total costs and expenses	3,233,700	3,728,054	6,706,736	7,367,921
Loss from operations	(277,698)	(1,083,586)	(1,186,717)	(1,796,752)
Interest income (expense), net	171,341	(1,595)	292,508	(3,457)
Other income (expense), net	343,045	(38,772)	343,045	(46,658)
Income (loss) from operations before provision for income taxes	236,688	(1,123,953)	(551,164)	(1,846,867)
Income tax expense	(101,059)	(4,753)	(51,505)	(20,784)
Net income (loss)	$135,629	$(1,128,706)	$(602,669)	$(1,867,651)

Net income (loss) per share of common stock:
Basic	$0.01	$(0.12)	$(0.07)	$(0.19)
Diluted	$0.01	$(0.12)	$(0.07)	$(0.19)
Weighted average number of shares of common stock used in calculating net income (loss) income per share of common stock:
Basic	9,222,157	9,771,608	9,222,256	9,801,715
Diluted	9,222,157	9,771,608	9,222,256	9,801,715

PALTALK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2023		2022
Cash flows from operating activities:
Net loss		$(602,669)	$(1,867,651)
Adjustments to reconcile net loss from operations to net cash used in operating activities:
Depreciation of property and equipment		-	51,918
Amortization of intangible assets		411,167	132,522
Amortization of operating lease right-of-use assets		40,851	39,924
Impairment loss on digital tokens		-	7,262
Deferred tax expense		15,820
Stock-based compensation		112,311	211,620
Changes in operating assets and liabilities:		-
Accounts receivable		(4,357)	46,657
Operating lease liability		(40,851)	(39,924)
Prepaid expense and other current assets		(245,900)	(120,686)
Accounts payable, accrued expenses and other current liabilities		(381,523)	(29,932)
Employee retention tax credit receivable, net		(213,629)	-
Deferred subscription revenue		(87,998)	(75,644)
Net cash used in operating activities		(996,778)	(1,643,934)
Cash flows from investing activities:
Acquisition of ManyCam assets		-	(2,700,000)
Acquisition related costs of ManyCam assets		-	(228,928)
Payment of contingent consideration		(85,000)	-
Net cash used in investing activities		(85,000)	(2,928,928)
Cash flows from financing activities:
Purchase of treasury stock		(7,213)	(213,180)
Net cash used in financing activities		(7,213)	(213,180)
Net decrease in cash and cash equivalents		(1,088,991)	(4,786,042)
Balance of cash and cash equivalents at beginning of period		14,739,933	21,636,860
Balance of cash and cash equivalents at end of period		$13,650,942	$16,850,818
Supplemental disclosure of cash flow information:
Cash paid during the periods:
Interest		$512	$-
Taxes		$18,551	$-
Non-cash investing and financing activities:
Write-off of property and equipment		$-	$1,475,649
Deferred tax liability associated with the acquisition of ManyCam assets	$		$806,493